                                                                   EXHIBIT 10(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 19 to Registration Statement No. 33-45379 of Merrill Lynch Life Variable Annuity Separate Account on Form N-4 of our reports on (i) Merrill Lynch Life Insurance Company dated February 27, 2001, and (ii) Merrill Lynch Life Variable Annuity Separate Account B dated February 16, 2001, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

New York, New York
April 25, 2001